Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 24, 2014, in the Registration Statement on Form S-1 and related prospectus of Celsus Therapeutics Plc. dated November 20, 2014.

Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
November 20, 2014	A Member of Ernst & Young Global